UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SIMPLIFY EXCHANGE TRADED FUNDS

(Exact name of registrant as specified in its charter)

Delaware	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10845 Griffith Peak Drive, 2/F Las Vegas, NV	89135
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Shares of beneficial interest, no par value, of:
Simplify National Muni Bond ETF	NYSE Arca, Inc.	99-3046096

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-238475

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of Simplify National Muni Bond ETF, a series of Simplify Exchange Traded Funds (the “Registrant”), is incorporated herein by reference to Post-Effective Amendment No. 101 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on July 10, 2024. Any form of supplement to the registration statement subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.	Registrant’s Certificate of Trust, incorporated herein by reference to Exhibit (a)(1) to the Registrant’s Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on May 18, 2020.

2.	Registrant’s Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on August 19, 2020.

3.	Registrant’s Amended and Restated By-Laws, incorporated herein by reference to Exhibit (b)(2) to the Registrant’s Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on February 16, 2024.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SIMPLIFY EXCHANGE TRADED FUNDS
(Registrant)

Date:	September 5, 2024

By:	/s/ Paul Kim
Name:	Paul Kim
Title:	President

2